Exhibit 99.1

NovaBay Pharmaceuticals Plan of Compliance Accepted by the NYSE American

EMERYVILLE, Calif. (June 7, 2024) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY) (the “Company”) announces that the NYSE American LLC (“NYSE American”) has accepted the Company’s plan to regain compliance with NYSE American’s continued listing standards.

“I’m pleased to report on our forward momentum. By divesting an unprofitable business segment earlier this year, we’re now able to focus solely on our core competency in eyecare,” said Justin Hall, CEO of NovaBay. “Unshackled by past burdens, we are positioned for growth in the large U.S. eyecare market with our established, high-quality Avenova®-branded products, effective and cost-efficient digital marketing programs, and loyal customer base. This is an exciting and transformative time for the Company.”

The NYSE American has reviewed NovaBay’s compliance plan and information submitted on May 8, 2024 and determined that the Company made a reasonable demonstration of its ability to make substantial progress toward regaining compliance by October 18, 2025. During this time, the Company will be subject to quarterly monitoring for compliance with the plan. If the Company does not regain compliance with NYSE American’s listing standards by October 18, 2025, or if the Company does not make sufficient progress consistent with its plan, then the NYSE American may initiate delisting proceedings at that time.

As previously disclosed, the NYSE American notified the Company on April 18, 2024 and May 28, 2024 that it was not in compliance with the continued listing standards of the NYSE American Company Guide. Specifically, the notifications indicated that the Company was not in compliance with Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Company Guide, requiring a listed company to have a certain amount of stockholders' equity. The Company’s receipt of such notification from NYSE American does not affect the Company’s business operations or its reporting requirements with the U.S. Securities and Exchange Commission.

About NovaBay Pharmaceuticals, Inc.:

NovaBay’s leading product Avenova® Antimicrobial Lid & Lash Solution is often prescribed by eyecare professionals for blepharitis and dry-eye disease and is available directly to consumers through online distribution channels such as Amazon.com. It is clinically proven to kill a broad spectrum of bacteria to help relieve the symptoms of bacterial dry eye, yet is non-irritating and completely safe for regular use. NovaBay offers a full portfolio of scientifically developed products for each step of the standard dry eye treatment regimen, including the Avenova Eye Health Support antioxidant-rich oral supplement, Avenova Lubricating Eye Drops for instant relief, Avenova Warm Eye Compress to soothe the eyes and the i-Chek by Avenova to monitor physical eyelid health. The Avenova Allograft, an amniotic tissue prescription-only product, is available through eyecare professionals in the United States.

NovaBay Pharmaceuticals Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements that are based upon management's current expectations, assumptions, estimates, projections and beliefs. The use of words such as, but not limited to, "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" and similar words or expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our business strategies and prospects and the Company's ability to regain compliance with the continued listing requirements of NYSE American. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in the Company’s latest Form 10-Q/K filings with the SEC, especially under the heading "Risk Factors". The forward-looking statements in this press release speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information
For NovaBay Avenova purchasing information:
Please call 800-890-0329 or email sales@avenova.com
Avenova.com

NovaBay
Justin Hall
Chief Executive Officer and General Counsel
510-899-8800
jhall@novabay.com

Investors
LHA Investor Relations
Jody Cain
310-691-7100
jcain@lhai.com

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